Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-249532, No. 333-255004 and No. 333-255527) and Registration Statements on Form S-8 (No. 333-186505 and 333-218748) of Ecoark Holdings, Inc. (the “Company”) of our report dated June 29, 2021, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2021.

/s/ RBSM LLP

New York, New York

June 29, 2021